EXHIBIT 99.2

News Release
For more information contact:

Analyst/Investors, please contact:
Barry Zwarenstein, Iomega Corporation, (858) 314-7188

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

IOMEGA REPORTS FIRST QUARTER 2004 PRE-TAX FINANCIAL RESULTS

SAN DIEGO, April 22, 2004 – Iomega Corporation (NYSE: IOM) today announced its pre-tax financial results for first quarter 2004. The Company also announced that it is currently conducting a review of its net tax assets and associated valuation reserves. The review is expected to be completed no later than May 12, 2004 and may result in a non-cash, non-operating, net tax provision charge to prior period results of up to $8.5 million. Given this review, the Company today announced only operating financial results and did not report any tax-affected items. Complete financial statements will be made available upon the completion of this tax review. Changes, if any, as a result of this review, will only impact the tax provision and balance sheet classification of certain tax assets and liabilities and will not impact, in any way, the pre-tax financial results or cash flow for the periods presented.

First quarter 2004 revenue was $84.1 million, a decrease of $22.1 million, or 21%, compared to first quarter 2003 revenue of $106.2 million. This decrease was primarily due to the continued decrease in Zip® product line revenue, offset partially by increased Sourced Branded product sales. First quarter 2004 gross margin percentage was 28.9% compared to 34.9% for first quarter 2003. The decrease was primarily due to the lower proportion of high margin Zip product line revenue, partially offset by overall cost reductions. First quarter 2004 operating expenses were $30.3 million, compared with $29.9 million in first quarter 2003. First quarter 2004 operating expenses included $0.5 million in pre-tax restructuring charges. First quarter 2003 operating expenses included a $6.0 million benefit from net favorable legal settlements. Operating expenses, excluding the net favorable legal settlements, were lower in first quarter 2004 as a result of savings from the restructuring actions which were initiated in the third quarter of 2003. First quarter 2004 operating loss was $6.0 million, compared to first quarter 2003 operating income of $7.2 million, which included the $6.0 million of pre-tax net favorable legal settlements.

During first quarter 2004, the Company’s total cash, cash equivalents, and temporary investments declined by $18.8 million to $150.1 million as of March 28, 2004. The reduction in cash during the quarter was primarily due to $11.3 million of costs, expenses and capital outlays associated with the continued development and launch of our newly released REV™ products and the continued development of DCT as well as $2.0 million of restructuring disbursements.

“The April 12th launch of our REV products, Iomega’s revolutionary removable hard disk-based technology that provides unprecedented performance advantages over traditional tape solutions, marks a return to Iomega’s heritage of innovation and technology excellence,” stated Werner Heid, president and CEO, Iomega Corporation. “We are now focused on ramping REV product acceptance in the aftermarket and on securing top-tier OEM adoption of REV products during the second half of this year. Concurrently, we are continuing our development of DCT, a PCMCIA form factor drive with a low-cost, re-writeable, removable 1.2GB to 1.5GB media. While we may launch an Iomega branded PC peripheral DCT device in the second half of 2004, our main goal has been to recruit OEMs to adopt DCT in consumer electronic devices. Unfortunately, we have been unable to secure OEM commitments and we may decide to explore other options for DCT including the licensing, sale or discontinuance of this technology.”

“With respect to our pre-tax financial results, we sustained an operating loss during the quarter, as anticipated, due to the substantial investment associated with REV products and DCT technology,” continued Heid. “Fortunately, we have the advantage of working from a significantly lower cost and expense base as the result of last year’s restructuring actions, and our operating loss was significantly lower than the operating loss incurred in the fourth quarter of 2003. While this is encouraging, we caution investors that we do not expect to return to operating profitability this year due to the continued decline of the profitable Zip product line, the expectation that the REV product line will not deliver positive operating results before the fourth quarter of this year, and the continuing development expenses for DCT. In the meantime, we will continue to prudently manage our expenses and focus on implementing a superior global supply chain.”

First quarter 2004 Zip revenue was $44.2 million, a decrease of $29.1 million, or 40%, from first quarter 2003. First quarter 2004 Zip product line gross margin percentage was 46.4%, flat versus 46.5% in the same period a year ago. First quarter 2004 Zip product profit margin (PPM) was $18.2 million, compared with $29.4 million in first quarter 2003 due to lower revenue, partially offset by lower expenses.

Revenue during first quarter 2004 for the Sourced Branded business – consisting of optical, hard disk, flash and floppy drives – was $35.1 million, an increase of $7.8 million, or 28%, compared to first quarter 2003. The increase in Sourced Branded revenue was driven by the continued strong consumer demand for storage solutions, the strength of the Iomega brand and channel relationships, and the Company’s continued expansion of its product offerings. First quarter 2004 Sourced Branded product line gross margin percentage was 12.8%, increasing from 10.6% in the same period a year ago because of higher volume, a more profitable product mix and lower product costs. First quarter 2004 PPM for the Sourced Branded business was $0.5 million, compared to near breakeven PPM in first quarter 2003.

First quarter 2004 Network Storage Systems (NSS) revenue was $3.4 million, an increase of $1.1 million compared to first quarter 2003. The NSS product loss in first quarter 2004 was $0.8 million compared to a product loss in first quarter 2003 of $4.0 million. The lower NSS product loss was due to the previously announced reorientation of the Company’s NSS product strategy toward the low end of the market and due to the resulting decrease in operating costs.

Revenue by region during first quarter 2004 was $44.4 million in Americas, $33.2 million in Europe, and $6.5 million in Asia, or 52%, 40%, and 8%, respectively. This compares to revenue by region during first quarter 2003 of $65.2 million in Americas, $31.8 million in Europe, and $9.2 million in Asia, or 61%, 30%, and 9%, respectively.

Conference Call

As previously announced, the Company will hold a conference call beginning at 4:30 EDT today to discuss its pre-tax financial results. A simultaneous webcast of the conference call and replays for two weeks will be available at http://www.iomega.com.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega’s award-winning storage products include the new 35GB Iomega REV™ Drive, popular Zip® 100MB, 250MB and 750MB drives, high-performance Iomega® HDD External Hard Drives in desktop and portable configurations, Iomega Mini USB Drives and Micro Mini™ USB Drives, Iomega external CD-RW drives, Iomega Super DVD drives and the Iomega Floppy USB-Powered Drive. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 2TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the timing of the completion of a review of the Company’s net tax assets and associated valuation reserves, focus and goal to ramp REV product acceptance in the aftermarket and to secure top-tier OEM adoption of REV products during the second half of this year, the plan to launch an Iomega branded PC peripheral DCT device in the second half of 2004, possible options for DCT technology, statements regarding timing for a return to operating profitability, the expectation that the REV product line will not deliver positive operating results before the fourth quarter of this year, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include: unforeseen difficulties in completing the review of net tax assets and associated valuation reserves and obtaining the concurrence of our independent auditors, unforeseen difficulties in the sales ramp of REV products, unforeseen post-launch technical, manufacturing or supply issues arising regarding REV products, technical difficulties in completing the DCT development or a decision to license, sell or terminate the program, level of retail and OEM market acceptance of and demand for the Company’s products including new REV products and DCT technology, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company’s success in timely producing and marketing its products, increased acceleration of the revenue decline on the Zip product line, the Company’s inability to achieve or maintain profitability on its NSS and Sourced Branded product lines, technical difficulties, supplier constraints, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, the Company’s inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Annual Report on Form 10-K.

# # #

Copyright© 2004 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
SELECTED ITEMS FROM STATEMENTS OF OPERATIONS - QTD
(In thousands)
(Unaudited)

                                                                         For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     March 28,                March 30,              Dec. 31,
                                                       2004%           2003%         2003%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales                                                  $84,126      100.0%     $106,182   100.0%      $93,370     100.0%
Cost of Sales                                           59,776       71.1%       69,072    65.1%       72,739      77.9%
                                                    ----------- -----------  ----------- --------  ----------- ----------
   Gross margin                                         24,350       28.9%       37,110    34.9%       20,631      22.1%
                                                    ----------- -----------  ----------- --------  ----------- ----------

Operating Expenses:
  Selling, general and administrative (1)               23,319       27.7%       21,358    20.1%       28,707      30.7%
  Research and development                               6,465        7.7%        8,588     8.1%        7,787       8.3%
  Restructuring charges (reversals)                        546        0.6%          (78)   (0.1%)       4,508       4.8%
                                                    ----------- -----------  ----------- --------  ----------- ----------
     Total operating expenses                           30,330       36.1%       29,868    28.1%       41,002      43.9%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Operating Income (Loss)                                 (5,980)      (7.1%)       7,242     6.8%      (20,371)    (21.8%)
  Interest and other income and expense, net               430        0.5%        1,888     1.8%          926       1.0%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Income (Loss) Before Income Taxes                      ($5,550)      (6.6%)      $9,130     8.6%     ($19,445)    (20.8%)
                                                    =========== ===========  =========== ========  =========== ==========

(1) Q1 2003 included $6 million of net favorable legal settlements.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                           For the Three Months Ended
                                                    ---------------------------------------------------------------------
                                                     March 28,                March 30,              Dec. 31,
                                                       2004%           2003%         2003%
                                                    ----------- -----------  ----------- --------  ----------- ----------
Sales:
  Mobile and Desktop Storage:
     Zip                                               $44,220       52.6%      $73,309    69.0%      $47,384      50.7%
     Sourced Branded (1)                                35,127       41.8%       27,333    25.7%       40,745      43.6%
     Other Mobile and Desktop (2)                        1,387        1.6%        3,260     3.1%        1,575       1.7%
  Network storage products                               3,392        4.0%        2,280     2.1%        3,666       3.9%
                                                    -----------              -----------           -----------
        Total Sales                                    $84,126                 $106,182               $93,370
                                                    ===========              ===========           ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                               $18,167                  $29,356               $18,403
     Sourced Branded (1)                                   473                      (42)               (1,266)
     Other Mobile and Desktop (2)                          966                    1,618                    45
  Network storage products (3)                            (811)                  (4,044)               (6,060)
  New technologies                                      (8,390)                  (4,858)               (7,569)
                                                    -----------              -----------           -----------
        Total Product Profit Margin                     10,405                   22,030                 3,553

Common:
   General corporate expenses (4)                      (15,839)                 (14,866)              (19,416)
   Restructuring (charges) reversals                      (546)                      78                (4,508)
   Interest and other income and expense, net              430                    1,888                   926
                                                    -----------              -----------           -----------
Income (Loss) Before Income Taxes                      ($5,550)                  $9,130              ($19,445)
                                                    ===========              ===========           ===========

(1) Sourced Branded is comprised of optical, hard disk, flash and floppy drives. 2003 amounts have been reclassified for consistent presentation.
(2) Other Mobile and Desktop is comprised of Jaz, Peerless, PocketZip and other miscellaneous products. 2003 amounts have been reclassified for consistent presentation.
(3) Q4 2003 included $2.3 million associated with inventory reserves and other charges related to the Company's reorientation of its Network Storage product offerings.
(4) Q1 2003 included $6 million of net favorable legal settlements.

IOMEGA CORPORATION
SELECTED BALANCE SHEET ITEMS
(In thousands)
(Unaudited)

                                                            March 28,   March 30,     Dec. 31,
                                                              2004        2003         2003
                                                           ----------- -----------  -----------
ASSETS:
  Cash and cash equivalents                                   $76,401    $174,064     $122,591
  Temporary investments                                        73,671     286,595       46,340
                                                           ----------- -----------  -----------
    Total cash, cash equivalents and temp. investments        150,072     460,659      168,931

  Trade receivables                                            32,436      32,316       37,234
  Inventories                                                  24,520      35,098       23,745

LIABILITIES:
  Accounts payable                                             37,180      37,357       38,000
  Other current liabilities                                    72,601      89,691       85,095

SELECTED ITEMS FROM STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                                For the Three Months Ended
                                                                --------------------------
                                                                 March 28,      March 30,
                                                                   2004           2003
                                                                -----------    -----------

Net Cash Provided By (Used In) Operating Activities               ($14,566)       $13,476
                                                                -----------    -----------

Cash Flows from Investing Activities:
   Purchase of property and equipment                               (3,351)        (1,810)
   Sale of temporary investments                                    89,602        136,724
   Purchase of temporary investments                              (116,941)      (215,396)
   Net change in other assets and other liabilities                   (942)          (617)
                                                                -----------    -----------
       Net cash used in investing activities                       (31,632)       (81,099)
                                                                -----------    -----------

Cash Flows from Financing Activities:
   Proceeds from sale of Common Stock                                    8            168
                                                                -----------    -----------
       Net cash provided by financing activities                         8            168
                                                                -----------    -----------
Net Decrease in Cash and Cash Equivalents                          (46,190)       (67,455)
Cash and Cash Equivalents at Beginning of Period                   122,591        241,519
                                                                -----------    -----------
Cash and Cash Equivalents at End of Period                         $76,401       $174,064
                                                                ===========    ===========